Forward-Looking Statements
This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risk and uncertainties, and investors are cautioned that outcomes and results may vary from those projected due to factors beyond the company’s control. These include economic, competitive, governmental, technological and other factors discussed in the company’s filings with the SEC on forms 10-K and 10-Q.

CTI Industries Corporation
NASDAQ Capital Market:
CTIB

CTI Industries Corporation
We develop and manufacture
flexible film pouches, bags, and
balloons and we produce film for
flexible film packaging.

Insert picture of  product
Ziploc® Vacuum Bags
Developed with CTI
technology
Produced for S.C.
Johnson & Son, Inc.
Marketed under
Ziploc brand
Now in thousands of
retail stores

ZipVac™
Proprietary brand
developed, produced and
marketed by CTI
Currently targeted to
sportsmen’s market
Endorsed by Babe
Winkelman
Insert image

Space Bag®
Long-term contract with
Space Bag ITW
Space-saving storage of
clothing, linens and other
household items

Foil Balloons
Leading producer
of foil balloons for
25+ years
Sold in U.S.,
Mexico, and Europe

Latex Balloons
Manufactured in
Guadalajara, Mexico
Sold in U.S.,
Canada, Mexico, and
Europe

Packaging Film
Commercial and
industrial uses
Laminated and
coated films
Up to 8-color
printing

Full-service Production
In-house Creative Department
+
On-site Production and Printing
=
Premium Quality

Technology
30+ years in industry
Patented technology
29 patents and 3 patent applications
covering pouch, film and novelty products
13 patents on pouch closures and film
methods

Facilities
U.S. Plant
Barrington, Illinois (Chicago)
73,000 square feet – office and production
Administrative, creative, customer service, IT
Produces all pouches and film, some novelty
items

Facilities
Mexico Plant
Guadalajara, Mexico
43,000 square feet – office and production
Produces novelty products, including all latex

Distribution
Chicago– principal warehouse and
distribution; sales and customer service
Mexico– warehouse, sales, customer
service for Mexico and Latin America
U.K.– warehouse, sales and customer
service for U.K. and Europe

Major Customers
S.C. Johnson & Son, Inc.
Rapak Division of D.S. Smith (U.K.)
ITW Space Bag
Dollar Tree

Other Distribution Channels
Distributors (U.S., Canada, Mexico, Europe,
and Australia)
Retailers
Sears Holdings (U.S.)
Rite-Aid Pharmacies (U.S.)
Walmart (Mexico)
Clinton Cards (U.K.)
ASDA-Walmart (U.K.)
Industrial companies

Market Size
Zippered Pouches – $4.2 billion*
Flexible Packaging Films – $6.2 billion**
Foil Balloons –Est. $250 million (world)
Latex Balloons – Est. $500 million
(Americas and Europe)
* Parker, P.M. (2006). The 2007-2012 World Outlook for Polyethylene Household Food Storage,
Sandwich, and Freezer Bags and Pouches. Icon Group International, Inc.
** U.S. Census Bureau. (2002). Plastic Packaging Film and Sheet (Including Laminated)
Manufacturing: 2002. U.S. Department of Commerce.

Financial Information

Income Statement Overview

Sales by Product
(In Thousands)
Foil Balloons
Latex Balloons
Laminated/Printed Films
Helium/Other
Pouches
Q1
Q2
Q3
Q4
2003
2004
2005
2006
2007
6/08
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q2
Q1

Year/Year Sales Growth Rate
2003
2004
2005
2006
2007
6/30/08
Net Sales
36,260
37,193
29,190
35,428
36,510
23,196
Change
(4,976)
933
(8,003)
6,238
1,082
5,658
Year/Year Growth Rate
-12.07%
2.57%
-21.52%
21.37%
3.05%
30.99%
2003
2004
2005
2006
2007
6/30/08

Gross Margin Rates

Operating Expenses
Operating Expenses as a % of Sales

Balance Sheet Highlights
(In Thousands)
2004
2005
2006
2007
06/30/08
Current Assets
15,645
12,335
16,492
17,801
20,263
Current Liabilities
18,435
14,761
14,644
16,483
16,745
Working Capital
(2,790)
(2,426)
1,848
1,318
3,518
Long-term Debt
6,491
6,039
6,887
6,237
6,662
Stockholders Equity
2,951
2,726
5,102
6,591
8,514
Debt to Equity
2.20
2.22
1.35
0.95
0.78

Stock Highlights
(In Thousands, except EPS)